INVESTOR RELATIONS CONSULTING AGREEMENT
投资者关系咨询服务合同书

THIS CONSULTING AGREEMENT ("Agreement") is made this 20th day of February 2009, by and between **CHINA MARINE FOOD GROUP LIMITED (OTC BB: CMFO)** (hereinafter referred to as the "Company" or **("China Marine")**, and Hayden Communications International, Inc., a Florida Corporation (hereinafter referred collectively as the "Consultant" or "HC").

此协议在 CHINA MARINE FOOD GROUP LIMITED (OTC BB:CMFO)（在此称为"公司"或者"中国海洋食品有限公司"）与海顿咨询国际公司（成立于美国佛罗里达，这里称为 Consultant 或者 HCI）之间于 2009 年 2 月 20 日生效。

EXPLANATORY STATEMENT

协议解释

The Consultant affirms that it has successfully demonstrated financial and public relations consulting expertise, and possesses valuable knowledge, and experience in the areas of business finance and corporate investor/public relations. The Company believes that the Consultant's knowledge, expertise and experience would benefit the Company, and the Company desires to retain the Consultant to perform consulting services for the Company under this Agreement.

海顿公司确认已经向公司证明其在金融和公关咨询方面的专长，而且拥有企业财务，公司投资者关系和公共关系方面的知识和经验。中国海洋食品有限公司相信海顿公司的专业知识，专长，和经验将有益于公司，中国海洋食品有限公司期待在此协议条款下雇用海顿公司的咨询服务。

NOW, THEREFORE, in consideration of their mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective signatures below, the parties agree as follows:

因此，现在考虑到双方的协议和在此的立约，以及在此包含的其他有价值的考虑，兹承认经过进一步的了解，双方同意如下条款

I. CONSULTING SERVICES

I. 咨询服务

1.1 HC agrees that for a period of twelve (12) months commencing February 20, 2009, the Consultant will reasonably be available during regular business hours to advise, counsel and inform designated officers and employees of the Company, a specialty food producer, as it relates to financial markets and exchanges, competitors, business acquisitions and other aspects of or concerning the Company's business about which HC has knowledge or expertise.

1.1 海顿公司同意从 2009 年 2 月 20 日开始的 12 个月内，中国海洋食品有限公司将合理的在正常商业时间内获得海顿公司关于中国海洋食品有限公司作为一个食品生产专长企业的所在行业和商业，金融市场，竞争者，商业并购和其他方面的咨询，建议。

1.2 HC shall render services to the Company as an independent contractor, and not as an employee. All services rendered by HC on behalf of the Company shall be performed to the best of HC's ability in concert with the overall business plan of the Company and the goals and objectives of the Company's management and Board of Directors, including articulating China Marine's investment story and highlights; building and maintaining relationships with supporters of the stock, including institutional investors and sell-side analysts; increasing the Company participation in investment conferences focused on the international based small-cap companies; achieving a fair market value for the Company' stock; significantly increasing the Company' s exposure in the financial market; and assisting the Company in achieving a listing to an exchange such as NASDAQ, NYSE or AMEX within shortest time.

1.2 海顿公司作为独立的承包人而不是雇员给公司提供服务。海顿公司必须尽最大能力给公司提供服务包括公司整体的商业计划与公司管理层和董事会的目标 ，包括详细阐述投资中国海洋食品有限公司的情况和要点，建立和维持与股票支持者包括机构投资者和卖方分析师的关系，增加公司参加聚焦于国际小型公司的投资会议，为公司股价获得一个合理的市场价值，极大的提高公司在资本市场的出现率，帮助公司很快的成功转版到纳斯达卡，纽约证券交易所和美国证券交易所。

II. SCOPE OF SERVICES/PROGRAMS/ACTIVITIES

II. 服务范围， 内容和行为

HC International, Inc. (HC) will develop, implement, and maintain an ongoing stock market support system for "China Marine" with the general objective of expanding awareness of the Company among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications.

海顿公司将为公司开发，实施，维护一个持续的股票市场支持系统来提高中国海洋食品有限公司在股票经纪人，分析师，小盘股基金经理，市场经纪人，和适当的金融交易出版物的知名度。

1. PROFESSIONAL INVESTMENT COMMUNITY AWARENESS

1. 专业投资领域的知名度

A. Improvement on the Company's Profile, PPT and Website so that China Marine will have a powerful and compelling tool to tell to investors.

A. 提高公司的介绍，PPT 演示稿和网站的质量使得公司有一个更好的更吸引人的介绍来吸引投资者

B. Introductions to professionals at select firms, with a focus on members of the Financial Community in various geographic regions, both in the United States, North America and China. The targeted group of professionals, which would be drawn from our proprietary database of contacts will be a **subset** of the following:

1. Over 15,000 Equity Brokers
2. Over 750 Analysts (700 Buy-Side and 50 Sell Side), both generalists and industry specialists.
3. Over 3,000 Micro-Cap Portfolio/Hedge Fund Managers
4. Over 100 Market Makers (both retail and wholesale)
5. Financial, Trade and Industry Publications

B. 将公司有选择的介绍给专业机构，主要包括不同地区的金融领域的成员，包括北美洲的美国和中国。对象主要从我们所拥有的金融机构数据库的以下部分：

1. 15000 多股票交易员
2. 750 多分析师（700 个买方和 50 个卖方），包括行业分析师和通用分析师
3. 3000 多小盘股基金经理
4. 100 多零售或者批发经纪人
5. 金融，交易和行业出版物

C. Introductions to an expanded group of fund managers and analysts (buy and sell side) beyond our current database through the utilization of both Big Dough subscription service and other on-line tools such as StreetWise, etc.

C. 使用 Big Dough 和其他在线的工具包括 Streetwise 为公司介绍更多的不在我们数据库内的基金经理和买方卖方分析师

D. Introductions to High Net-Worth accredited investors who build positions in China based, micro-cap companies and are familiar with other quality companies, which HC currently and previously represented.

D. 介绍给 公认的对中国小盘股有投资并熟悉其他中国上市公司包括海顿曾经代表过得公司的的的大资本投资者

E. Broker conference calls/meetings arranged by HC in select cities (and at compatible times) with top management at "China Marine" on a Quarterly basis. The following cities encompass locations we typically travel to for Road Shows - New York, Boston, Dallas, Houston, Denver, Atlanta, Phoenix/Scottsdale, Milwaukee, Cleveland, Chicago,

Minneapolis, Southern Florida, Southern California, San Francisco, Washington DC. HC will seed markets prior to effectuating road shows and will only incorporate areas of significant interest. Other interested parties can be introduced via conference calls.

E. 海顿公司帮助公司安排有选择的在不同城市举行经纪电话会议和普通会议。下面这些城市包括一些典型的路演城市：纽约，波士顿，达拉斯，休斯敦，丹佛，亚特兰大，凤凰城，米尔沃基，克利夫兰，芝加哥，明尼亚博利斯，南佛罗里达，南加州，三藩市，华盛顿特区。海顿公司将在路演前做好准备，而且将只包括那些将最有成效的地区，其他地区将用电话会议的形式举行路演。

F. Road Show assistance in China – facilitate key meetings and road shows at China Marine facilities. This will be for large investors and needs to be compatible with HC's schedule.

F. 在中国帮助举行路演 — 帮助在公司举行关键会议和路演。这将仅为大投资者并且必须能适合海顿的时间。

G. All interested parties will be continually updated of Client's progress via phone conversations and through our fax/e-mail list for news releases.

G. 所有利益方将持续的通过电话，传真和电子邮件获得关于客户的新闻公布。

H. Featuring China Marine in future editions of the HC International Newsletter which is distributed to over 7,500 professional and high-net worth investors on a quarterly basis. Each feature includes a summary of each respective client's operating activities along with insightful industry commentary to help investors embrace the investment opportunity and thesis. HC does not provide specific investment recommendations or advice but rather the facts by utilizing public information for its publication.

H. 在将来海顿公司每个季度发给７５００个专业人士和大资本投资人关于中国海洋食品有限公司的特稿。每个特稿包括客户最近营运情况的介绍和深刻的行业分析来帮助投资人接受这个投资机会和理由。海顿不提供特殊的投资推荐或者建议但使用公开的消息来提供事实。

I. HC will screen all investment firms for upcoming financial conferences, which would be appropriate for "China Marine". HC will work through the proper channels with the goal of receiving invitations for management to present at those relevant conferences.

I. 海顿公司将为将举行的金融会议筛选合适的投资公司。海顿将通过适当的渠道为公司获得在金融会议上演示的邀请。

J. Building the effective contact with analysts, HC will survey sell-side and buy-side industry analysts covering China Marine's peer companies to obtain industry earnings estimates, build a positive overall corporate image and initiate high-quality regional sell-side and buy-side analyst coverage. HC will present the China Marine story to sell-side analysts who express an interest in the Company and will continue regular dialogs with the analysts in order to maintain interest and achieve research coverage.

J. 和分析师建立有效的联系，海顿将调查那些研究与中国海洋食品有限公司一样公司的卖方和买方分析师来获得行业的利润的估计，建立一个正面的公司形象和高素质的卖方和买方分析师的覆盖。海顿将会将中国海洋食品有限公司的情况介绍给对公司表示出兴趣卖方分析师并且持续与分析师沟通来维持他们对公司的兴趣和覆盖。

K. HC will help China Marine create an investor kit. The investor kit will include the corporate profile, historical financials, economic forecasts, industry/peer information and recent press releases. The investor kit will be mailed to all interested parties as well as presented at investment conferences and road show.

K. 海顿将帮助中国海洋食品有限公司准备一个投资者的介绍。这个投资介绍将包括公司的简介，历史的财务数据，经济的预测，行业相关的信息和最近的新闻公布。这个介绍将被寄给所有对公司有兴趣的投资人，并且在投资会议和路演上派发。

2. SHAREHOLDER COMMUNICATIONS

2. 股东交流

A. Understand the financials and all operating metrics of the company in detail, facilitating interactions with new and current investors and articulating the necessary information to assist professionals in completing their due diligence. This activity enables management to focus on executing its business plan.

A. 了解公司具体财务和营运状况，帮助公司和新的或者旧的投资人交流，通过清晰的表述来帮助专业人士完成对公司情况的研究。这个服务可以帮助管理层专注于执行公司的营运计划。

B. Handle investor requests for timely information via the telephone and e-mail. HC will have a knowledgeable associate available during market hours to field and respond to all investor inquiries and update the shareholder database accordingly. This helps shareholder retention by showing that the Company is shareholder friendly and proactive in its communication efforts.

B. 使用电话和电子邮件来及时处理投资者的要求。海顿公司将使用有专业知识的助理在市场交易时间内来回答所有投资者的询问并更新股东的数据库。通过表现公司是对股东友好并且积极地进行交流将帮助股东维持对公司的投资。

C. Contact shareholders on a quarterly basis and gather perception feedback on their views of how the business is evolving and management's execution relative to expectations. Open dialogue, expand and update database and keep key investors informed once material developments are reported

C. 每个季度和股东联系并获得他们对公司实际营运状况与管理层执行和原来期望的具体反馈。当具体情况已经申报后开始对话，扩展数据库并保证关键投资者对公司最新情况的掌握。

D. Host Quarterly Conference Calls to accompany the earnings release. HC will assist with scripting these calls and monitoring the continuity to ensure a smooth roll-out for investors. These will be especially important as these will represent some of the first interactions between the Company and a broader investor audience.

D. 主持每个季度季报后的电话会议，海顿公司将帮助草拟发言稿并保持持续性来保证一个平稳的发布。这将非常重要因为这将会是公司和广大投资人的一个第一次的交流。

3. MEDIA RELATIONS

3. 媒体关系

Financial Newsletter and Business Publication campaign. HC will work with our contacts that include financial newsletters to solicit "Buy Recommendations" for "China Marine". The business publications we have relationships with include Business Week, Fortune, Investors Business Daily, Wall Street Journal, among others. The Financial Newsletters we target have a paid subscription base of investors focused mainly on micro cap stocks and do not solicit compensation for coverage. A "Buy Recommendation" can produce a great deal of new investor interest and lends third party support and opinion. There are several newsletters which have initiated China coverage and will focus on those initially. HC will work with the Company to keep current pitch letters, backgrounds/fact sheets and press release for use in an interview campaign.

HC will help the Company to prepare for it conference call such as earning conference call and regular conference calls. HC will advise on the agenda and script of the call, properly prepare management for Q&A and provide necessary translation.

金融时事通讯和商业出版的活动。海顿将与我们的关系包括时事通讯合作，促进中国海洋食品有限公司股票列入更多的"购买建议"。与我们有合作关系的商业出版物有：商业周刊，财富杂志，每日投资，华尔街日报，以及其它一些出版物等等。我们锁定的金融时事通讯拥有一批付费的读者用户，这些用户主要是小型股票投资者。在这些金融期刊上的一个"股票购买建议"将会产生大量的新的投资者，而且还会获得第三方的支持和意见。现在有好几个已经开始介绍中国上市公司的时事通讯，海顿将专注于这些时事通讯。

海顿将会帮助公司来准备电话会议包括盈利电话会议和普通的电话会议。海顿会为会议的议程提供建议并草拟会议的内容，准备好对公司的提问回答和必要的翻译工作。

4. THE FINANCIAL PRESS

4. 财经新闻发布

A. HC will assist senior management to draft and complete press releases on all material events as deemed by the Company. Management and corporate counsel will approve all releases before they are sent to the wire.

A. HC 将协助公司高级管理人员起草并完成公司重大新闻的发布。在发布这些新闻之前，所有这些新闻都将得到公司管理人员和咨询委员会的审核和认同。

B. At company's discretion, HC will disseminate news releases electronically to our established database of financial professionals including: special situation analysts, brokers, fund managers, individual investors, money managers, and current or prospective individual shareholders who are already invested or have expressed an interest in "China Marine".

B. 在公司的指导下，HC 将通过传真和电子邮件的形式把客户的公司新闻发布给我们数据库中的专业金融人士，主要包括：专刊分析师，经纪人，基金经理，个人投资者，货币基金经理，公司现在的股东和已表示有意愿投资中国海洋食品有限公司的潜在股东。

4. **PUBLIC MARKET INSIGHT** is utilized to assist senior management in understanding the life cycle of the financial markets and most importantly how "China Marine" is impacted directly and indirectly by different variables (both macro and micro-economic). The Team at HC leverages its collective expertise gained by representing over 200 public companies, and through also working on the "buy" and "sell" side to help our clients understand expectations, valuations, perceptions, and investment methodologies utilized by investment professionals. This consulting aspect of our business is extremely valuable for management to optimize key opportunities and to avoid pitfalls, which periodically have long term significant implications. HC will advise you on crisis communication policy and are immediately available to assist you if problems develop. We will also take a key role in introducing and interview in concert with management applicable investment banking partners to facilitate potential capital raises.

4. **金融市场洞察力** 被用来引导和帮助高级管理团队理解金融市场的生命周期以及中国海洋食品有限公司是如何直接或间接受其影响的。海顿将利用已服务过的 200 多家客户所获得的经验，同时站在买方和卖方的角度来帮助我们的客户理解预期、公司价值评估、投资人士经常使用的投资理念等金融知识。我们相信这方面的咨询服务对公司的管理团队非常重要，因为可以帮助公司管理层更好地利用机遇，并防止公司发生一些失误和缺陷。我们将在介绍和会见适当投资银行合伙人时起到关键作用，推动潜在融资活动。

III. AGENDA

III. 日程

Paramount to our collective efforts, HC will educate senior management on the importance of establishing conservative expectations and how various corporate actions may be perceived and impact the public market. HC has the capability to help access acquisition candidates, discuss the financial

impacts as well as the longer term implications. Please refer to the Agenda on the proposal as outlined in detail for months one through six and carrying on through the balance of the contractual period.

对我们服务最重要的是海顿将帮助高级管理层了解建立保守态度的重要性并且不同的公司行为可能被感觉或者影响公司在金融市场的情况。海顿有能力帮助获取兼并对象，讨论对公司的财务影响和长期对公司的影响。请参考我们的合同草案关于前六个月每个月的服务内容。

Assuming that management's efforts are leading ultimately to success and greater profitability, the end results of this financial communication and awareness campaign should be:

* An increase in the number of financial professionals (including brokers, institutions and analysts) and individual investors well educated and knowledgeable about "China Marine": including senior management, the company's products, and its current financial condition & growth opportunities.
* An increase in the number of articles printed in both trade and financial publications.
* An increase in the liquidity of the common stock.
* An increase in "China Marine" market capitalization coupled with a broader, more diverse shareholder base.
* Suitable and better access to the capital markets, which will facilitate future acquisitions and working capital needs.

假设通过管理层的努力最终会取得成功，扩大利润，那么这项金融沟通和强化计划的最终目的就是：

* 增加专业金融人士的数量（包括经纪人，机构投资者和分析人员），和个人投资者，这两类人士均熟悉中国海洋食品有限公司：包括高级管理人员、公司的产品、当前的财务状况和增长机会。
* 增加在贸易和金融刊物上刊发的文章数量。
* 提高普通股票的流通性。
* 提高公司股票市值，同时扩大股东数量，实现股东的多元化。
* 获得合适和更好的资本市场,这将有助于今后的收购和周转需要。

IV. TERM

IV. 合同条款

This agreement shall remain in effect for a period commencing on the signature date and expires twelve months (365 days) from signing date. In the event that HC commits any material breach or violation of the provisions of this Agreement, then, the Client has the right to terminate this agreement any time during the contractual period and/or any extension periods after the initial contractual period. In addition, the Client has the right to terminate after the initial six-month period if HC is unable to fulfill its obligations detailed in this agreement.

本协定应该在签署之日和从签署之日起为期 12 个月的有效期内保持有效。如果 HC 出现重大违约或触犯任何违反本协定的条款,那么当事人都有权在契约期限的任何时间内和（或）在延长契约的

期限的时候终止本协定。此外,在最初 6 个月之后，若 HC 在正式协议中未能履行其义务当事人都有权终止合同。

V. **COMPENSATION**

V. **报酬**

Cash and Equity

现金和股票

A. Monthly consulting and services fee of $8,000 per month for one year effective February 20, 2009. The first payment will be due on February 20 with subsequent payments due on the 20th of each month. Payments will be made by wire to the following account:

A. 从 2009 年 2 月 20 号开始每月咨询服务费 8000 美元。第一次的月咨询费将在 2009 年 2 月 20 号支付，以后每月的咨询服务费都应该在每个月的 20 号支付，费用电汇到如下银行账号：

Bank of America
Tampa, Florida
Swift Code: BOFAUS3N
ABA Routing #026009593
Credit to account: Hayden Communications International Inc.
Account #005566998525

B. Equity: Twenty Thousand (20,000) shares of restricted common stock. A certificate will made out in the name of Hayden Communications International, Inc. and sent to the attention of Jennifer Heady, Operations VP, 9734 Anchor Drive, Longs, SC 29568. Phone 843-399-7576. The Management team and China Marine's legal counsel agree that these shares are considered issued the date the contract was signed from a 144-ruling perspective.

B. 股票: 20000 股 144-限制普通股。股票将被授予的名字是 Hayden Communications International, Inc.，邮寄到 Jennifer Heady, Operations VP, 9734 Anchor Drive, Longs, SC 29568. 公司管理层和法律顾问同意这些股份从 144 规则来看被认为在合同被签署时既被授予。

Expenses: Only expenses that would ordinarily be incurred by the Client will be billed back on a monthly basis. Applicable reimbursements would include: creation, printing and postage for investor packages, fees for news wire services, and fees for fax-broadcasting news releases. Any packages requiring additional photocopying/printing will be billed back to the Client at cost (with no mark-up). Any extraordinary items, such as broker lunch presentations, air travel, hotel, ground transportation or media campaigns, etc. shall be paid by the Client, only with Client authorization prior to incurring any expenses.

费用： 只有客户通常会发生的费用才会按月要求客户支付。适用的报销项目包括：编写，打印和邮寄投资者文件包，新闻发布费用，传真新闻发布费用。任何需要增加复印或者打印份数的文件包都会根据实际发生的费用要求客户支付（无附加费用）。其它额外项目，例如经纪人午餐，飞机票，住宿费用，地面交通或媒体活动等在发生之前得到用户同意后应由客户支付。

VI. Prior Restriction

VI. 事先限制

HC represents to the Company that it is not subject to, or bound by, any agreement which sets forth or contains any provision, the existence or enforcement of which would in any way restrict or hinder HC from performing the services on behalf of the Company that HC is herein agreeing to perform.

海顿代表公司不受限，或者不受任何以前存在的或者实行后会对海顿公司的工作或者服务的表现带来不利影响合同或者包含任何规定的条款约束。

VII. Assignment

VII. 转让

This Agreement is personal to HC and may not be assigned in any way by HC without the prior written consent of the Company. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of HC and upon the successors and assigns of the Company.

这个合同是专门给海顿公司的，如果没有中国海洋食品有限公司事先的书面同意不能被海顿再转让给任何其他第三方。在上述的规定下，任何此合同规定的权利责任应该保证而且应该给与海顿公司的继承人，后继者或者海顿公司指定的单位。

VIII. Confidentiality

VIII. 保密

Except as required by law or court order, HC will keep confidential any trade secrets or confidential or proprietary information of the Company which are now known to HC or which hereinafter may become known to HC and HC shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company and in any case only with prior written permission of China Marine. For purposes of this Agreement, "trade secrets or confidential or proprietary information" includes information unique to or about the Company including but not limited to its business and is not known or generally available to the public.

除了被法律或者法院判决规定，海顿将保证中国海洋食品有限公司将不会将海顿公司知道或者将要知道的任何交易秘密，保密信息或者知识产权信息透露给任何其他人，公司或者其他实体，除

非获得公司的书面事先的允许。为了这个合同的原因，"trade secrets or confidential or proprietary information"包括独特的关于中国海洋食品有限公司的信息包括但不限制于公司的经营业务和它不被公众知道的信息。

IX. Default

IX. 失责

9.1 Except for a claim or controversy arising under Section 6 of this Agreement, any claim or controversy arising under any of the provisions of this Agreement shall, at the election of either party hereto, be determined by arbitration in Florida in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator shall be binding and conclusive upon the parties. Each party shall pay its own costs and expenses in any such arbitration. The parties shall share the costs of filing fee for the arbitration and the fees of the arbitrators equally.

9.1 除根据第 6 条本协议索赔或所引起的争议，任何因为此协议其他条款索赔或所引起的争议，任何一方在此选择，根据议事规则的美国仲裁协会决定在佛罗里达州通过仲裁。仲裁人的仲裁须有约束力的和决定性。每一方应负担自己的成本和费用。有关各方应共同承担申请费，仲裁费用。

9.2 In the event that HC commits any material breach of any provision of this Agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel HC to comply with, or restrain HC from violating, such provision, and, in addition, and not in the alternative, the Company shall be entitled to declare HC in default hereunder and to terminate this Agreement and any further payments hereunder.

9.2 在万一海顿的任何实质性违反本协议的任何条款，中国海洋食品有限公司在此诚意决定，该公司可借强制行动，迫使海顿的遵守，或限制海顿的违反这样的条文，并此外，并不能作为替代，该公司应有权宣布海顿的违约，并终止本协定的任何进一步的款项。

9.3 Since HC must at all times rely upon the accuracy and completeness of information supplied to it by the Company's officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend HC, its officers, agents, and employees at the Company's expense, against any proceeding or suit which may arise out of and/or be due to any material misrepresentation in such information supplied by the Company to HC (or any material omission by the Company that caused such supplied information to be materially misleading).

9.3 既然海顿在任何时候都必须依靠公司官员董事，代理人，雇员提供信息的准确性和完整性，中国海洋食品有限公司同意对于该公司给海顿的任何实质错误信息（或任何遗漏材料，由该公司说，造成这种供应信息受到重大的误导）引起的任何诉讼或诉讼可能出现的失控由公司提供费用对海顿的人员，代理人，员工赔偿，并进行无害化。

X. Severability and Reformation

X. 可服务性和改革

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance; but in any such event this Agreement shall be construed to give effect to the severed provision to the extent legally permissible.

如果本协议的任何条款，是非法的，无效的，或根据当前或未来的法律难以执行，本协议理解和执行时应完全分割这种非法的，无效或无法执行的条文，作为本协议从来没有的一部份，其余条文的规定，将继续充分有效，并不会受这些非法的，无效的，或者是无法执行的条文影响。但在任何此类事件，本协定有效的部分被视法律上是允许的。

XI. Notices

XI. 通告

Any notices required by this Agreement shall (i) be made in writing and delivered to the party to whom it is addressed by hand delivery, by certified mail, return receipt requested, with adequate postage prepaid, or by courier delivery service (including major overnight delivery companies such as Federal Express and Airborne), (ii) be deemed given when received, and (iii) in the case of the Company, be mailed to its principal office at China Marine, BA under Auspicious food of Shi Shi City Hua Bao Ming Ltd., Da Boa Industrial Zone, Shi Shi City, Fujian Province, PRC 362700 and in the case of HC, be mailed to Hayden Communications International, Inc., 7582 Windermere Court, Lake Worth, FL 33467.

任何由本协定要求的告示，应（一）以书面形式作出，并且必须是有手递的传送方式包括已经有足够邮资的注册邮件，收信确认，（包括主要特快专递公司，如联邦快递公司和 Airborne 公司），（二）应被视为视为收到，及（三）如果邮寄给其主要办事处在 Shi Shi City Hua Bao Ming Ltd., Da Boa Industrial Zone, Shi Shi City, Fujian Province, PRC 362700. 或者海顿公司在 Hayden Communications International, Inc., 7582 Windermere Court, Lake Worth, FL 33467.

XII. Miscellaneous

XII. 其他

12.1 This Agreement may not be amended, except by a written instrument signed and delivered by each of the parties hereto.

12.1 本协定不得更改，除非由双方书面签署并发表

12.2 This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.

12.2 本协议构成整个了解当事人之间的理解此协议的主题而且所有其他关于此主要主题的其他事项从属于此主题

12.3 This Agreement shall be governed by, and construed in accordance with, the laws of the State of

Florida.

12.3 此协议应该受佛罗里州的法律达管辖

In Witness Whereof, the parties have executed this Consulting Agreement as of the day and year first above written.

以昭信守，各方都签这个咨询协议之日开始执行

AGREED:
同意

Hayden Communications International, Inc.
海顿咨询国际公司

By: ______________________
Matthew M. Hayden, President

Date: ______________________

China Marine Food Group Limited
中国海洋食品有限公司

By: ______________________
Mr. Liu Pengfei, CEO

Date: ______________________